UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2006

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon	000-50332	93 - 1282171
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

503 Airport Road, Medford, Oregon 97504
Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 Results of Operations and Financial Condition.

        On July 6, 2006, PremierWest Bancorp issued a press release announcing the earnings for the second quarter ended June 30, 2006. A copy of the press release is attached as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

        (a)    Not applicable.
        (b)    Not applicable.
        (c)    Exhibits.
                99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

PREMIERWEST BANCORP (Registrant)

Date:	July 7, 2006	By:	/s/ Tom Anderson
Tom Anderson
Executive Vice President and Chief Financial Officer

PREMIERWEST BANCORP

REPORTS 20.5% INCREASE IN NET INCOME

MEDFORD, OR - July 6, 2006 - PremierWest Bancorp (NASDAQ - PRWT) reported second quarter earnings of $3,805,000, an increase of $568,000 when compared to the same quarter in 2005, when the Company earned $3,237,000. Earnings per share on a fully diluted basis amounted to $0.22 for the second quarter of 2006, compared to $0.18 for the second quarter of 2005. Net income for the year to date totaled $7,091,000, a 20.5% increase when compared to net income for the first six months of 2005, when PremierWest earned $5,884,000. Earnings per share for the year to date periods ended June 30, 2006 and 2005, on a fully diluted basis, were $0.40 and $0.33, respectively. Earnings per share for all periods have been adjusted to reflect the effect of the 5% stock dividend distributed June 29, 2006.

John Anhorn, President & Chief Executive Officer, stated, "Our ability to generate improved earnings quarter over quarter continues to validate our strategy of expanding the PremierWest franchise in vibrant markets, with a very talented collection of bankers who truly believe People Bank with People. People, both customers and employees, are at the center of our success, and we thank each of them."

CONTINUED STRONG EARNINGS GROWTH

Earnings for the quarter remained strong and continued an improving trend as the Company moved forward with its strategic plan to serve communities primarily along the I-5 corridor between Eugene, Oregon and Sacramento, California. Rich Hieb, Senior Executive Vice President & Chief Operating Officer, stated, "The first quarter of 2006 included the first full quarter of operations for our Eagle Point, Oregon and Anderson, California branches, both opened during the last quarter of 2005. The second quarter of 2006 included start up expenses related to the staffing and opening of our two newest offices, Shady Cove and Ashland, Oregon." Hieb continued, "Strong loan demand, vibrant communities and a strong net interest margin have all been contributing factors to our performance. We see no adverse material change in the foreseeable future."

SOLID NET INTEREST MARGIN

Net interest income for the quarter ended June 30, 2006 totaled $13.6 million an increase of $2.4 million or 21.6% when compared to the same quarter in 2005 and a $669,000 or 5.2% increase when compared to the immediately preceding quarter ended March 31, 2006. Strong growth in new loans and a quality credit portfolio contributed to the increased net interest margin. The Federal Reserve's steady increase in interest rates over the last several quarters resulted in a more expensive deposit base. PremierWest's average cost of interest-bearing deposits climbed from 1.69% to 2.44% when comparing the second quarter of 2006 to the second quarter of 2005. During the same period the yield on earning assets (loans and investments) increased to 8.39% for the quarter ended June 30, 2006 compared to 7.25% for the quarter ended June 30, 2005. Our net interest margin expressed as a percentage on a tax adjusted basis amounted to 6.34% for the quarter ended June 30, 2006, representing a slight improvement from the immediately preceding quarter when the net interest margin amounted to 6.24% . Despite increased borrowings, strong loan growth of $40.7 million for the quarter served to temper the net interest margin compression. Competition for deposit relationships is expected to remain strong in the foreseeable future and will continue to pressure net interest margins industry wide. Rich Hieb stated, "While we anticipate continued pressure, our solid base of core deposits combined with a growing quality credit portfolio should insure that our net interest margin remains at the upper end of our peer group."

LOAN AND DEPOSIT GROWTH

Gross loans totaled $869.1 million at June 30, 2006, a $40.7 million or a 19.6% annualized growth rate when compared to the immediately preceding quarter when gross loans totaled $828.4 million. Growth was achieved in all of the Bank's major markets during the quarter. The newer California markets of Woodland and Roseville grew total loans in excess of 30% when comparing June 30, 2006 totals to March 31, 2006 totals. We expect this trend to continue as we become better known in these newer communities.

Total deposits amounted to $782.7 million at June 30, 2006, a $10.2 million or 5.2% annualized increase when compared to March 31, 2006 deposits of $772.5 million. Non-interest bearing deposits accounted for over half of the growth in deposits achieved during the quarter. This important segment grew $5.3 million or 11.2% annualized when compared to the immediately preceding quarter. At June 30, 2006, non-interest bearing deposits totaled $196.0 million or 25.0% of total deposits.

IMPROVED CREDIT QUALITY

Non-performing loans totaled $817,000, or 0.09% of total gross loans, at June 30, 2006, compared to $2,151,000 or 0.26% at March 31, 2006. The $1,334,000 reduction in non-performing loans resulted from a combination of the pay-off of three loans classified non-performing at the immediately preceding quarter and one loan secured by real estate which was sold after charging approximately $100,000 to the reserve for loan losses. During the quarter $200,000 was charged to earnings and added to the reserve for loan losses, compared to $300,000 during the immediately preceding quarter ended March 31, 2006. At June 30, 2006, the reserve for loan losses amounted to $10.7 million, or 1.23% of gross loans, and exceeded by a factor of thirteen times total non-performing loans. Credit quality continues to be at the forefront of our strategy as we grow both our credit portfolio and our presence in the communities we serve. Management believes, based on its analysis of the portfolio, economic conditions in the markets served, and the diversification of the portfolio both geographically and by business sector, that the reserve is adequate as of June 30, 2006.

MARKET EXPANSION

Rich Hieb stated, "We continue to introduce the "People Doing Business with People" way of banking in new communities and as a result have grown our base of customers quarter over quarter. During this most recent quarter our two newest locations opened for business in Shady Cove and Ashland, Oregon. We also concluded negotiations and began construction of full service banking facilities in Bend and Redmond, Oregon. During the latter part of June a contract for construction of a permanent banking facility in Anderson, California, where we currently operate from a temporary leased facility, was awarded. As we focus on growing within our current markets, we will continue to explore opportunities for growth in markets contiguous to those we currently serve."

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. Recognized as one of the fastest growing banks in the Pacific Northwest, PremierWest offers a full array of financial products and services through a network of full service banking offices located primarily along the Interstate 5 freeway corridor between Eugene, Oregon and Sacramento, California.

Additionally, PremierWest offers expanded banking related services through two subsidiaries Premier Finance Company and PremierWest Investment Services, Inc. Premier Finance Company operates from offices in Medford, Klamath Falls, Grants Pass, Roseburg and Portland, Oregon, and Yreka and Redding, California. PremierWest Investment Services operates in all of the Bank's community-focused market areas.

PremierWest Bank was created following the merger of the Bank of Southern Oregon and Douglas National Bank in May of 2000. In April of 2001, PremierWest Bancorp acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, with eight branch offices located in Siskiyou County in northern California. In January of 2004, PremierWest acquired Mid Valley Bank with five branch offices located in the northern California counties of Shasta, Tehama, and Butte. During 2004 and 2005, the Bank expanded into Yolo and Placer counties in California.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This report includes forward-looking statements within the meaning of the "safe-harbor" provisions of Sections 21D and 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of PremierWest Bancorp's (the Company) management and on assumptions made by management on the basis of information currently available. Other than for statements of historical fact, all statements about our financial position and results of operations, business strategy and management's plans and objectives for future operations are forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect," and "intend" and words or phrases of similar meaning, as they relate to the Company or management, are intended in part to help identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that include projections or management's expectations for revenues, income or expenses, earnings per share, capital expenditures, dividends, capital structure and other financial items; statements of the plans and objectives of the Company, its management or its board of directors, including the introduction of new products or services, plans for expansion, acquisitions or future growth and estimates or predictions of actions by customers, vendors, competitors or regulatory authorities; statements about future economic performance; and statements of assumptions underlying other statements about the Company and its business. Although management believes that the expectations reflected in forward-looking statements are reasonable, we can make no assurance that such expectations will prove correct. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. These risks and uncertainties include factors that might inhibit our ability to maintain or expand our market share or our net interest margins and factors that could limit or delay implementation of our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; localized economic conditions and events that disproportionately affect our business; and general trends in the banking industry, interest rate economy and regulatory environment. In addition, we face various risks inherent in the banking industry relating to collectibility of loans and changes in interest rates. Other risks include those identified from time to time in our past and future filings with the Securities and Exchange Commission. Note that this list of risks is not exhaustive, and risks identified are applicable as of the date made and cannot be updated.

(All amounts in 000's, except per share data)
(unaudited)
EARNINGS AND PER SHARE DATA					For the three
					months ended
					March 31
For the Three Months Ended June 30	2006	2005	Change	% Change	2006	Change	% Change

Interest income	$ 18,086	$13,845	$4,241	30.6%	$16,700	$1,386	8.3%
Interest expense	4,441	2,624	1,817	69.2%	3,724	717	19.3%

Net interest income	13,645	11,221	2,424	21.6%	12,976	669	5.2%
Provision for possible loan losses	200	-	200	100.0%	300	(100)	-33.3%
Noninterest income	1,966	1,868	98	5.2%	1,834	132	7.2%
Noninterest expense	9,422	8,148	1,274	15.6%	9,334	88	0.9%

Pre-tax income	5,989	4,941	1,048	21.2%	5,176	813	15.7%
Provision for income taxes	2,184	1,704	480	28.2%	1,890	294	15.6%

Net income	$3,805	$3,237	$568	17.5%	$3,286	$519	15.8%

Basic earnings per share	$0.23	$0.20	$0.03	15.0%	$0.20	$0.03	15.0%

Diluted earnings per share	$0.22	$0.18	$0.03	16.7%	$0.19	$0.03	15.8%

Average shares outstanding--basic	16,166,157	16,123,227	42,930	0.3%	16,157,328	8,829	0.1%
Average shares outstanding--diluted	17,647,860	17,623,182	24,678	0.1%	17,692,106	(44,246)	-0.3%

For the Six Months Ended June 30

Interest income	$ 34,785	$26,341	$8,444	32.1%
Interest expense	8,165	4,818	3,347	69.5%

Net interest income	26,620	21,523	5,097	23.7%
Provision for possible loan losses	500	150	350	233.3%
Noninterest income	3,800	3,627	173	4.8%
Noninterest expense	18,755	16,018	2,737	17.1%

Pre-tax income	11,165	8,982	2,183	24.3%
Provision for income taxes	4,074	3,098	976	31.5%

Net income	$7,091	$5,884	$1,207	20.5%

Basic earnings per share	$0.43	$0.36	$0.07	19.4%

Diluted earnings per share	$0.40	$0.33	$0.07	21.2%

Average shares outstanding--basic	16,160,988	16,117,116	43,872	0.3%
Average shares outstanding--diluted	17,667,216	17,594,781	72,435	0.4%

SELECTED FINANCIAL RATIOS
(annualized)				For the three
				months ended
For the Three Months Ended June 30	2006	2005	Change	March 31, 2006	Change

Yield on average gross loans (1)	8.47%	7.33%	1.15	8.10%	0.37
Yield on average investments (1)	4.68%	4.41%	0.27	4.47%	0.21
Total yield on average earning assets (1)	8.39%	7.25%	1.13	8.02%	0.37
Cost of average interest-bearing deposits	2.44%	1.69%	0.75	2.13%	0.31
Cost of average borrowings	5.39%	4.43%	0.96	5.06%	0.33
Cost of average total deposits and borrowings	2.10%	1.39%	0.70	1.83%	0.27
Cost of average interest-bearing liabilities	2.74%	1.87%	0.86	2.41%	0.33
Net interest spread	6.29%	5.86%	0.43	5.61%	0.68
Net interest margin (1)	6.34%	5.89%	0.46	6.24%	0.10

Return on average equity	14.03%	13.60%	0.43	12.51%	1.52
Return on average assets	1.58%	1.51%	0.06	1.42%	0.16

Efficiency ratio (2)	60.35%	62.25%	(1.90)	63.02%	(2.67)

For the Six Months Ended June 30

Yield on average gross loans (1)	8.28%	7.17%	1.12
Yield on average investments (1)	4.58%	4.06%	0.52
Total yield on average earning assets (1)	8.21%	7.07%	1.13
Cost of average interest-bearing deposits	2.29%	1.59%	0.70
Cost of average borrowings	5.24%	4.81%	0.43
Total cost of average deposits and borrowings	1.97%	1.31%	0.66
Cost of average interest-bearing liabilities	2.58%	1.75%	0.82
Net interest spread	6.24%	5.76%	0.47
Net interest margin (1)	6.29%	5.78%	0.52

Net charge-offs to average loans	0.02%	-0.21%	0.23
Allowance for loan losses to loans	1.23%	1.42%	(0.19)
Allowance for loan losses to non-performing loans	1307.47%	759.90%	547.56
Non-performing loans to total loans	0.09%	0.19%	(0.09)
Non-performing assets/total assets	0.08%	0.17%	(0.09)

Return on average equity	13.28%	12.56%	0.72
Return on average assets	1.50%	1.40%	0.10

Efficiency ratio (2)	61.65%	63.69%	(2.04)

Notes:
(1)	Tax equivalent
(2)	Non-interest expense divided by net interest income plus non-interest income

					Balance Sheet
BALANCE SHEET					at March 31
At June 30	2006	2005	Change	% Change	2006	Change	% Change

Fed funds sold and investments	$ 13,763	$25,948	$(12,185)	-47.0%	$22,243	$(8,480)	-38.1%

Gross loans	869,098	764,974	104,124	13.6%	828,400	40,698	4.9%
Reserve for loan losses	(10,682)	(10,858)	176	-1.6%	(10,641)	(41)	0.4%

Net loans	858,416	754,116	104,300	13.8%	817,759	40,657	5.0%
Other assets	112,346	98,401	13,945	14.2%	100,186	12,160	12.1%

Total assets	$ 984,525	$878,465	$106,060	12.1%	$940,188	$44,337	4.7%

Non-interest-bearing deposits	$ 195,998	$196,957	$(959)	-0.5%	$190,663	$5,335	2.8%
Interest-bearing deposits	586,688	537,166	49,522	9.2%	581,837	4,851	0.8%

Total deposits	782,686	734,123	48,563	6.6%	772,500	10,186	1.3%
Borrowings	84,370	42,564	41,806	98.2%	52,267	32,103	61.4%
Other liabilities	7,463	5,417	2,046	37.8%	9,252	(1,789)	-19.3%
Stockholders' equity	110,006	96,361	13,645	14.2%	106,169	3,837	3.6%

Total liabilities and stockholders' equity	$ 984,525	$878,465	$106,060	12.1%	$940,188	$44,337	4.7%

Period end shares outstanding (1)	17,284,890	17,242,499	42,391	0.2%	17,278,018	6,872	0.0%
Book value per share	$6.36	$5.59	$0.78	14.0%	$6.14	$0.22	3.6%
Tangible book value per share	$5.05	$4.23	$0.82	19.4%	$4.83	$0.22	4.6%

Allowance for loan losses:
Balance beginning of period	$ 10,341	$9,171	$1,170	12.8%	$10,341	$-	0.0%
Provision for loan losses	500	150	350	233.3%	300	200	66.7%
Net (charge-offs) recoveries	(159)	1,538	(1,697)	-110.3%	$-	$(159)	-100.0%

Balance end of period	$ 10,682	$10,859	$(177)	-1.6%	$10,641	$41	0.4%

Non-performing assets:
Non-performing loans	$817	$1,429	$(612)	-42.8%	$2,151	$(1,334)	-62.0%

Real estate owned	-	62	(62)	-100.0%	$-	$-	0.0%

Total non-performing assets	$817	$1,491	$(674)	-45.2%	$2,151	$(1,334)	-62.0%

Notes:
(1)	Amount includes 11,000 shares of preferred stock issued November 17, 2003 as if converted into common stock at a conversion ratio of 101.292 to 1 for a total of 1,114,214 common shares.

					For the three
AVERAGE BALANCE SHEET					months ended
For the Three Months Ended June 30	2006	2005	Change	% Change	March 31, 2006	Change	% Change

Average fed funds sold and investments	$ 16,942	$20,757	$(3,815)	-18.4%	$17,549	$ (607)	-3.5%
Average loans, gross	849,029	749,264	99,765	13.3%	819,398	29,631	3.6%
Average total assets	960,675	856,738	103,937	12.1%	928,270	32,405	3.5%
Average non-interest-bearing deposits	195,945	192,894	3,051	1.6%	195,392	553	0.3%
Average interest-bearing deposits	581,782	524,832	56,950	10.9%	561,819	19,963	3.6%
Average total deposits	777,727	717,726	60,001	8.4%	757,211	20,516	2.7%
Average total borrowings	66,433	36,951	29,482	79.8%	57,442	8,991	15.7%
Average stockholders' equity	108,465	95,174	13,291	14.0%	105,046	3,419	3.3%

For the Six Months Ended June 30
Average fed funds sold and investments	$ 17,244	$26,125	$(8,881)	-34.0%
Average loans, gross	834,295	725,279	109,016	15.0%
Average total assets	944,563	837,697	106,866	12.8%
Average non-interest-bearing deposits	195,670	187,700	7,970	4.2%
Average interest-bearing deposits	571,856	521,569	50,287	9.6%
Average total deposits	767,526	709,269	58,257	8.2%
Average total borrowings	61,962	27,596	34,366	124.5%
Average stockholders' equity	106,765	93,661	13,104	14.0%